Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 33-47656, 333-44034, 333-108997, and 333-208409 on Form S-8 of our report dated September 27, 2016, relating to the financial statements of the Procter & Gamble International Stock Ownership Plan, appearing in this Annual Report on Form 11-K of the Procter & Gamble International Stock Ownership Plan for the year ended June 30, 2016.

/s/Deloitte & Touche LLP
Cincinnati, Ohio
September 27, 2016